                                                                   EXHIBIT 10.2



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                                CREDIT AGREEMENT


             -------------------------------------------------------


                PETROQUEST ENERGY, INC., A LOUISIANA CORPORATION,

                                       and

      PETROQUEST ENERGY ONE, L.L.C., A LOUISIANA LIMITED LIABILITY COMPANY,

                                  as Borrower,

                PETROQUEST ENERGY, INC., A DELAWARE CORPORATION,

                                  as Guarantor,


                                       and



                      ENCAP ENERGY CAPITAL FUND III, L.P.,

                                    as Lender


             -------------------------------------------------------



                                   $10,000,000


                                December 21, 2000


================================================================================


                                TABLE OF CONTENTS

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CREDIT AGREEMENT..................................................................................................1

ARTICLE I - Definitions and References............................................................................1
         Section 1.1.      Defined Terms..........................................................................1
         Section 1.2.      Exhibits and Schedules; Additional Definitions.........................................7
         Section 1.3.      Amendment of Defined Instruments.......................................................8
         Section 1.4.      References and Titles..................................................................8
         Section 1.5.      Calculations and Determinations........................................................8

ARTICLE II - Loan.................................................................................................8
         Section 2.1.      Loan...................................................................................8
         Section 2.2.      Requests for Advances..................................................................9
         Section 2.3.      Use of Proceeds........................................................................9
         Section 2.4.      Fees...................................................................................9
         Section 2.5.      Optional Prepayments..................................................................10
         Section 2.6.      Maturity Date.........................................................................10

ARTICLE III - General Payment Procedures.........................................................................11
         Section 3.1.      General Payment Procedures............................................................11

ARTICLE IV - Conditions Precedent to Lending.....................................................................11
         Section 4.1.      Documents to be Delivered.............................................................11
         Section 4.2.      Additional Conditions Precedent.......................................................11

ARTICLE V - Representations and Warranties.......................................................................12
         Section 5.1.      No Default............................................................................12
         Section 5.2.      Organization and Good Standing........................................................12
         Section 5.3.      Authorization.........................................................................12
         Section 5.4.      No Conflicts or Consents..............................................................13
         Section 5.5.      Enforceable Obligations...............................................................13
         Section 5.6.      Initial Financial Statements..........................................................13
         Section 5.7.      Other Obligations and Restrictions....................................................13
         Section 5.8.      Full Disclosure.......................................................................13
         Section 5.9.      Litigation............................................................................14
         Section 5.10.     Names and Places of Business..........................................................14
         Section 5.11.     Subsidiaries..........................................................................14
         Section 5.12.     Title to Properties; Licenses.........................................................14
         Section 5.13.     Government Regulation.................................................................15
         Section 5.14.     Solvency..............................................................................15
         Section 5.15.     ERISA Plans and Liabilities...........................................................15
         Section 5.16.     Environmental Matters; Environmental Reviews..........................................15

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
ARTICLE VI - Affirmative Covenants...............................................................................16
         Section 6.1.      Payment and Performance...............................................................16
         Section 6.2.      Books, Financial Statements and Reports...............................................16
         Section 6.3.      Other Information and Inspections.....................................................17
         Section 6.4.      Notice of Material Events and Change of Address.......................................18
         Section 6.5.      Maintenance of Properties.............................................................18
         Section 6.6.      Maintenance of Existence and Qualifications...........................................18
         Section 6.7.      Payment of Trade Liabilities, Taxes, etc..............................................18
         Section 6.8.      Insurance.............................................................................18
         Section 6.9.      Performance on Other Person's Behalf..................................................19
         Section 6.10.     Interest..............................................................................19
         Section 6.11.     Compliance with Agreements and Law....................................................19
         Section 6.12.     Evidence of Compliance................................................................19
         Section 6.13.     Guaranties of Subsidiaries............................................................19
         Section 6.14.     Perfection and Protection of Security Interests and Liens.............................19
         Section 6.15.     Agreement to Deliver Security Documents...............................................20
         Section 6.16.     Environmental Matters; Environmental Reviews..........................................20
         Section 6.17.     Borrower Merger.......................................................................21

ARTICLE VII - Negative Covenants of Borrower.....................................................................21
         Section 7.1.      Indebtedness..........................................................................21
         Section 7.2.      Limitation on Liens...................................................................21
         Section 7.3.      Hedging Contracts.....................................................................22
         Section 7.4.      Limitation on Mergers, Issuances of Securities, Subsidiary Assets.....................22
         Section 7.5.      Limitation on Sales of Property.......................................................22
         Section 7.6.      Limitation on Distributions and Redemptions...........................................23
         Section 7.7.      Limitation on Investments and New Businesses..........................................23
         Section 7.8.      Limitation on Credit Extensions.......................................................23
         Section 7.9.      Transactions with Affiliates..........................................................23
         Section 7.10.     Certain Contracts; ERISA..............................................................24

ARTICLE VIII - Events of Default and Remedies....................................................................24
         Section 8.1.      Events of Default.....................................................................24
         Section 8.2.      Remedies..............................................................................26

ARTICLE IX - Miscellaneous.......................................................................................27
         Section 9.1.      Waivers and Amendments; Acknowledgments...............................................27
         Section 9.2.      Survival of Agreements; Cumulative Nature.............................................28
         Section 9.3.      Notices...............................................................................28
         Section 9.4.      Payment of Expenses; Indemnity........................................................28
         Section 9.5.      Parties in Interest...................................................................29
         Section 9.6.      Assignments and Participations........................................................30
         Section 9.7.      Governing Law; Submission to Process..................................................30
         Section 9.8.      Limitation on Interest................................................................30
         Section 9.9.      Termination; Limited Survival.........................................................31
         Section 9.10.     Severability..........................................................................31
         Section 9.11.     Counterparts; Fax.....................................................................31
         Section 9.12.     Waiver of Punitive Damages, etc.......................................................31


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Schedules and Exhibits

Schedule 1        -        Disclosure Schedule
Schedule 2        -        Insurance Schedule
Schedule 3        -        Document Schedule

Exhibit A         -        Note
Exhibit B         -        Certificate Accompanying Financial Statements
Exhibit C         -        Opinion of Counsel to Restricted Persons
Exhibit D         -        Borrowing Notice
Exhibit E         -        Extension Notice

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made as of December 20, 2000, by and among PetroQuest Energy, Inc., a Louisiana corporation (the "Corporation"), PetroQuest Energy One, L.L.C., a Louisiana limited liability company (the "LLC"; the Corporation and the LLC are collectively referred to herein as "Borrower"), PetroQuest Energy, Inc., a Delaware corporation ("Parent"), and EnCap Energy Capital Fund III, L.P. ("Lender"). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

         "Advance" and "Advances" have the meaning given to such terms in
Section 2.1(a).

         "Affiliate" means, with respect to any Person: (a) any other Person directly or indirectly owning, controlling or holding with power to vote 25% or more of the outstanding voting securities of such Person, (b) any other Person 25% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, and (c) any other Person directly or indirectly controlling, controlled by or under common control with such Person.

         "Agreement" means this Credit Agreement.

         "Base Rate" means the rate of ten percent (10.00%) per annum.

         "Borrower" means, collectively, the Corporation and the LLC.

         "Borrower Merger" means the merger to be consummated after the date hereof but on or before December 31, 2000 of the Corporation with and into the LLC, with the LLC being the surviving entity. Subsequent to the Borrower Merger, the LLC shall be known as "PetroQuest Energy, L.L.C." and Parent shall be the sole member of the LLC.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for commercial business with the public in New Orleans, Louisiana.

         "Cash Equivalents" means investments in:

         (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

         (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit have an investment grade rating;

         (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above;

         (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has an investment grade rating; and

         (e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

         "Change of Control" means the acquisition by any Person or group of Persons acting together, of a direct interest in more than forty percent (40%) of the voting power of the voting stock of Parent, by way of merger or consolidation or otherwise.

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "Commitment" means $10,000,000.

         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "Corporation" means PetroQuest Energy, Inc., a Louisiana corporation.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Default Rate" means the rate of twenty-one percent (21.00%) per annum.

         "Disclosure Report" means either a notice given by Parent under Section
6.4 or a certificate given by Parent's chief financial officer under Section 6.2(b).

         "Disclosure Schedule" means Schedule 1 hereto.

         "Distribution" means (a) any dividend or other distribution made by any Restricted Person or any of its Subsidiaries on or in respect of any of its stock or other equity interests, (b) any payment made by any Restricted Person or any of its Subsidiaries to purchase, redeem, acquire or retire any such stock or other equity interests, or (c) any repurchase by any Restricted Person of working interests in oil and gas interests owned in whole or in part by any director, officer, or employee of any Restricted Person.

         "Document Schedule" means Schedule 3 hereto.

         "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "EI 147 Block" means all of Block 147, Eugene Island Area, OCS Leasing Map, Louisiana Map No. 4, containing 5,000 acres, more or less.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means Parent and all members of a controlled group of business organizations and all trades or businesses (whether or not incorporated) under common control that, together with Parent, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

         "Event of Default" has the meaning given to such term in Section 8.1.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Parent and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Parent or with respect to Parent and its Consolidated Subsidiaries may be prepared in accordance with such change.

         "Guarantor" means Parent and any other Person who has guaranteed some or all of the Obligations and who has been accepted by Lender as a Guarantor.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Hibernia Letters of Credit" means, collectively, any letters of credit
(a) that are issued under the credit agreement which governs the senior debt and
(b) the face amount of which reduces the "Borrowing Base" under such credit agreement, including (x) a letter of credit in favor of Koch Energy Trading, Inc. in the face amount of $1,500,000 and (y) a letter of credit in favor of Underwriters Indemnity Company in the face amount of $3,000,000, each of which shall be issued by Senior Creditor at the request of Borrower on or about December 22, 2000.

         "Hydrocarbons" means crude oil, natural gas, and other liquid and gaseous hydrocarbons.

         "Indebtedness" of any Person means Liabilities in any of the following categories: (a) Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations); (e) Liabilities arising under Hedging Contracts; (f) Liabilities constituting principal under leases capitalized in accordance with GAAP; (g) Liabilities arising under conditional sales or other title retention agreements;
(h) Liabilities owing under direct or indirect guaranties of Indebtedness of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Indebtedness of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Indebtedness, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (i) Liabilities (for example, repurchase agreements and sale/leaseback agreements) consisting of an obligation to purchase or lease securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property; (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the

"Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days past the original invoice or billing date therefor.

         "Initial Engineering Report" means the engineering report concerning oil and gas properties of Restricted Persons dated August 15, 2000 prepared by Ryder, Scott & Co. as of July 31, 2000, as from time to time supplemented.

         "Initial Financial Statements" means the audited annual financial statements of Parent dated as of December 31, 1999 and the unaudited quarterly financial statements of Parent dated as of September 30, 2000.

         "Initial Tranche Maximum" means $5,000,000.

         "Insurance Schedule" means Schedule 2 attached hereto.

         "Investment" means any investment made, directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution, delivery of property, or otherwise.

         "Law" means any constitution, statute, ordinance, regulation, rule, ruling, order, restriction, writ, judgement, decree, injunction, or other requirement or official act of or by any governmental authority of any kind.

         "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "Lien" means, with respect to any property or assets, any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

         "LLC" means PetroQuest Energy One, L.L.C., a Louisiana limited liability company.

         "Loan" has the meaning given to such term in Section 2.1(d).

         "Loan Documents" means this Agreement, the Note, the Security Documents, other requested documents and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).


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

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Parent's Consolidated financial condition, (b) Parent's Consolidated operations, properties, prospects, or reserves considered as a whole, (c) Borrower's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

         "Maturity Date" has the meaning given such term in Section 2.6.

         "Note" has the meaning given to such term in Section 2.1(d).

         "Obligations" means all Liabilities from time to time owing by Borrower or any other Restricted Person to Lender under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

         "Parent" means, PetroQuest Energy, Inc., a Delaware corporation.

         "Permitted Costs and Expenses" means, collectively, (a) the costs of acquiring working interests in, and the development of, the SS Block 72 Field,
(b) the payment of certain vendor payables incurred at the VR 376 Block and the EI 147 Block (including those payables accrued and unpaid as reflected in the accounts payable aging schedule dated November 27, 2000 provided to Lender by Restricted Persons), and (c) the payment of other vendor payables and costs incurred by Restricted Persons approved by Lender in writing before payment of the same.

         "Permitted Lien" has the meaning given to such term in Section 7.2.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Quarterly Payment Date" means the last Business Day of each Fiscal Quarter, beginning on March 30, 2001.

         "Restricted Person" means each Guarantor, the Corporation, the LLC, and each other Subsidiary of Parent.

         "Security Documents" means the guaranties, mortgages, deeds of trust, security agreements and financing statements listed in the Document Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements, and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

         "Senior Creditor" means Hibernia National Bank.


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

         "Senior Debt" means all Indebtedness outstanding under promissory notes issued by Borrower to Senior Creditor on the date hereof in the aggregate original amount of $50,000,000.

         "SS Block 72 Field" means those submerged lands located offshore of the State of Louisiana on the outercontinental shelf more fully described in OCS-G 12345, OCS 057, OCS-G 12346, OCS 058, OCS-G 12347, OCS-059, OCS-G 12348, OCS
060, OCS-G 12349, and OCS 062.

         "Subsidiary" means, with respect to any Person, any corporation, association, limited liability company, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (d) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

         "VR 376 Block" means all of Block 376, Vermilion Area, South Addition, OCS Leasing Map, Louisiana Map No. 3B, containing 5,000 acres, more or less.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Document Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.


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

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or unless Lender otherwise consents, all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                              ARTICLE II - The Loan

         Section 2.1. The Loan.

         (a) Subject to the terms and conditions hereof, Lender agrees to make advances to Borrower (herein each an "Advance" and collectively the "Advances") on or after the date hereof not to exceed the aggregate amount of $10,000,000.

         (b) On the date hereof or the first Business Day after the date hereof, Lender shall advance to Borrower an amount not in excess of the Initial Tranche Maximum. Borrower shall certify to Lender in writing the amount to be advanced under this Section 2.1(b) on the date hereof and such amount is herein referred to as the "First Advance".

         (c) On or after the date hereof, Borrower may request three (3) additional Advances as follows: (i) the first such Advance shall be equal to the Initial Tranche Maximum minus the First Advance, and (ii) each of the second and third such Advances shall be equal to $2,500,000.


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

         (d) The aggregate amount of all Advances is herein referred to as the "Loan". The obligation of Borrower to repay to Lender the Loan, together with interest accruing in connection therewith, shall be evidenced by a promissory note made by each of the Corporation and the LLC payable to the order of Lender in the form of Exhibit A with appropriate insertions (the "Note"). The amount of principal owing on the Note at any given time shall be the aggregate amount of the Loan minus all payments of principal theretofore received by Lender on the Note. Interest on the Note shall accrue and be due and payable as provided herein and therein. Amounts borrowed and repaid under the Note may not be reborrowed hereunder.

         Section 2.2. Requests for Advances. Parent and Borrower must give to Lender written notice (or telephonic notice promptly confirmed in writing) of any requested Advance to be funded by Lender. Each such notice constitutes a "Borrowing Notice" hereunder and must:

                  (a) specify the aggregate amount of any such Advance and the date on which such Advance is to be advanced; and

                  (b) be received by Lender not later than 11:00 a.m., New Orleans, Louisiana time, ten (10) Business Days prior to the day on which any such Advance is to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit D, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Parent and Borrower as to the matters which are required to be set out in such written confirmation. If all conditions precedent to such Advance have been met, Lender shall promptly make such Advance available to Borrower on the date on which such Advance has been requested.

         Section 2.3. Use of Proceeds. Borrower shall use all funds from the Loan to pay (a) the Permitted Costs and Expenses, and (b) Restricted Persons' costs in closing the transactions contemplated hereby. In no event shall the funds from any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Parent represents and warrants that no Restricted Person is engaged principally, or as one of such Restricted Person's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.4. Fees.

         (a) In consideration of Lender's commitment to make the Loan, Borrower will pay to Lender a fee in the aggregate amount of $1,200,000 in immediately available funds, due and payable as follows: (i) the amount of $800,000 shall be due and payable immediately upon the making of the First Advance, and (ii) the amount of $200,000 shall be due and payable upon the making of each Advance described in Section 2.1(c)(ii).

         (b) In further consideration of Lender's commitment to make Loan, Borrower will pay to Lender an unused commitment fee determined on a daily basis equal to the rate of one percent (1%) per annum times the unused portion of the Commitment on each day during the effectiveness of this Agreement, determined for each such day by deducting from the amount of the Commitment at the end of such day the aggregate amount of all Advances made hereunder. This unused commitment fee shall be due and payable in arrears on the last Business Day of each Fiscal Quarter (beginning on March 30, 2001) and on the Maturity Date.

         Section 2.5. Optional Prepayments. Borrower may, from time to time and without premium or penalty, prepay the Note, in whole or in part, so long as (a) the aggregate amounts of all partial prepayments of principal on the Note equal $1,000,000 or any higher integral multiple of $100,000, and (b) Borrower shall have given Lender at least ten (10) days' prior written notice of such prepayment. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid and shall be applied to the scheduled payments of principal due under the Note in the inverse order of maturity. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.6. Maturity Date.

         (a) The Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. As used herein, "Maturity Date" shall mean September 18, 2001; provided, however, that (i) the Maturity Date may be extended by Parent and Borrower as set forth in this
Section 2.6, and (ii) notwithstanding anything to the contrary contained herein, in no event shall the Maturity Date be later than November 17, 2001.

         (b) Parent and Borrower may extend the Maturity Date for thirty (30) days on two (2) occasions. The first such occasion shall be on September 18, 2001 and the second such occasion shall be on October 18, 2001. In order to extend the Maturity Date as provided herein, each of the following conditions must be satisfied: (i) no Default or Event of Default shall have occurred and be continuing on and as of the date on which such extension is requested; (ii) all fees and expenses due to Lender under the Loan Documents (including the fee described in the immediately following subsection (c)) shall have been paid in full on the date on which such extension is requested; and (iii) Parent and Borrower shall have provided Lender at least ten (10) Business Days' prior written notice of Borrower's desire to extend the Maturity Date in the form and substance of the "Extension Notice" attached hereto as Exhibit E, duly completed.

         (c) Any date on which the Note becomes due and payable in full under
Article VIII shall also be deemed to be the "Maturity Date." Borrower shall pay a fee in the amount of $83,333 concurrently with the delivery of each written notice described in Section 2.6(b)(iii) above.

                    ARTICLE III - General Payment Procedures

         Section 3.1. General Payment Procedures. Borrower will make each payment which it owes under the Loan Documents not later than 11:00 a.m., New Orleans, Louisiana time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note; provided, however, that if Lender directs Borrower to make any such payment by wire transfer, Borrower shall make such payment to the bank and account specified by Lender. Amounts collected or received by Lender shall be applied as follows:

         (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Lender under Section 6.9 or 9.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender shall otherwise determine);

         (b) then, for the prepayment of any amounts owing under the Loan Documents specified by Borrower, together with accrued and unpaid interest on any principal so prepaid; and

         (c) last, for the payment or prepayment of any other Obligations.

                  ARTICLE IV - Conditions Precedent to Lending

         Section 4.1. Documents to be Delivered. Lender has no obligation to make the first Advance unless Lender shall have received all of the following:
(a) each Loan Document listed in the Document Schedule duly executed and delivered by each party thereto and in form, substance and date satisfactory to Lender, (b) a favorable opinion from Onebane, Bernard, Torian, Diaz, McNamara & Abell, P.L.C., in the form attached hereto as Exhibit C, (c) the Initial Engineering Report, and (d) a certificate of Parent and Borrower as to the satisfaction of all conditions precedent to the making of the Advances contained herein. In addition, Borrower must then pay all fees and reimbursements (including fees and disbursement of Lender's attorneys) payable pursuant to any Loan Document.

         Section 4.2. Additional Conditions Precedent. Lender has no obligation to make any Advance, including the first, unless the following conditions precedent have been satisfied:

         (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Advance as if such representations and warranties had been made as of the date of such Advance.

         (b) No Default shall exist at the date of such Advance.

         (c) No Material Adverse Change shall have occurred, and no event or circumstance shall have occurred that could reasonably be expected to cause a Material Adverse Change, since September 30, 2000.

         (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Advance.

         (e) The making of such Advance shall not be prohibited by any Law and shall not subject Lender to any penalty or other onerous condition under or pursuant to any such Law.

         (f) Lender shall have received all documents and instruments which Lender has then requested, in addition to those described in Section 4.1 (including corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Parent, Borrower, and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by each Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Lender in form, substance and date.

                   ARTICLE V - Representations and Warranties

         To confirm Lender's understanding concerning Restricted Persons' businesses, properties and obligations, and to induce Lender to enter into this Agreement and to extend credit hereunder, each of Parent and Borrower represents and warrants to Lender that:

         Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the failure to be so qualified, in good standing, or authorized to do business would cause a Material Adverse Change.

         Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4. No Conflicts or Consents. The execution and delivery by each Restricted Person of the Loan Documents to which it is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of such Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon such Person, (b) result in the acceleration of any Indebtedness owed by such Person, or (c) result in or require the creation of any Lien upon any assets or properties of such Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents (other than the governmental consents routinely obtained in the ordinary course of business and the consents that have been obtained by Restricted Persons that are described on the Disclosure Schedule) no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by each Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. Enforceable Obligations. The Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person, to the extent that each is a party thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6. Initial Financial Statements. Parent has heretofore delivered to Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Parent's Consolidated financial position at the respective dates thereof and the results of Parent's Consolidated operations and Parent's Consolidated cash flows for the period thereof. Since the date of the Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

         Section 5.7. Other Obligations and Restrictions. Other than the Senior Debt, no Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to it or material with respect to it and its Consolidated Subsidiaries and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. A reasonable estimate of the Restricted Persons' plugging and abandonment obligations on the date hereof is set out in the Disclosure Schedule.

         Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by such Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Parent or Borrower (other than industry-wide risks normally associated with the types of businesses conducted by any Restricted Person) that has not been disclosed to Lender in writing which could cause a Material Adverse Change. There are no statements or conclusions in the Initial Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that the Initial Engineering Report is necessarily based upon professional opinions, estimates and projections and that neither Parent nor Borrower warrants that such opinions, estimates and projections will ultimately prove to have been accurate.

         Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Parent or Borrower, threatened, against any Restricted Person before any Tribunal which could reasonably be expected to cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or their stockholders, partners, directors or officers which could reasonably be expected to cause a Material Adverse Change.

         Section 5.10. Names and Places of Business. No Restricted Person has, during the preceding five years, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each of the Corporation and the LLC is (and for the preceding five years has been) located at the address of such Person set out on the signature page hereto. Except as indicated in the Disclosure Schedule or a Disclosure Report, neither the Corporation nor the LLC has another office or place of business.

         Section 5.11. Subsidiaries. Other than as described on the Disclosure Schedule, no Restricted Person presently has any Subsidiary or owns any stock in any corporation or association. No Restricted Person is a member of any general or limited partnership, limited liability company, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. No Restricted Person will create or acquire any Subsidiary after the date hereof without the written consent of Lender (provided that this sentence shall not be deemed to prohibit the Borrower Merger).

         Section 5.12. Title to Properties; Licenses. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens, other than Permitted Liens, and of all encumbrances materially and adversely affecting the use of such properties and assets in such Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved reserves are properly attributed. The ownership of such properties shall not in the aggregate in any material respect obligate any Restricted Person to bear the costs and expenses relating to the maintenance, development and operations of such properties in any amount materially in excess of the working interest of such properties set forth in the Initial Engineering Report. All information contained in the Initial Engineering Report is true and correct in all material respects as of the date thereof. Each Restricted Person has paid all royalties payable under the oil and gas leases to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter.

         Section 5.13. Government Regulation. No Restricted Person is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 5.14. Solvency. Upon giving effect to the issuance of the Note, the execution of the Loan Documents by Restricted Persons and the consummation of the transactions contemplated hereby, each Restricted Person will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

         Section 5.15. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (a) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section 5.16. Environmental Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report, to the best knowledge of Parent, its officers, directors and employees: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance in all material respects with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Parent, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any material amount of any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List.

                       ARTICLE VI - Affirmative Covenants

         To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and extend credit hereunder, each of Parent and Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

         Section 6.1. Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents.

         Section 6.2. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Each Restricted Person will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Lender at Restricted Persons' expense:

         (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated financial statements of Parent together with all notes thereto, prepared in reasonable detail in accordance with GAAP and in compliance with the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Parent and acceptable to Lender, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year Parent will furnish a report signed by such accountants (i) stating that they have read this Agreement, and (ii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

         (b) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, Parent's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Parent's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP and in compliance with the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, subject to changes resulting from normal year-end adjustments. In addition Parent will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit B signed by the chief financial officer of Parent stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

         (c) As soon as available, and in any event within forty-five (45) days after the end of each month, a report describing by lease or unit the gross volume of production and sales attributable to production during such month from Restricted Persons' oil and gas properties and describing the related collections, severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such month.

         (d) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, upon receipt of request therefor from Lender, a list of any new acreage acquired by any Restricted Person and a list, by name and address, of those Persons who have purchased production during such Fiscal Quarter from Restricted Persons' oil and gas properties, giving each such purchaser's owner number for each Restricted Person and each such purchaser's property number for each such property.

         (e) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

         (f) Promptly upon their becoming available, copies of all reports and notices sent by any Restricted Person to Senior Creditor.

         Section 6.3. Other Information and Inspections. Parent and Borrower will furnish to Lender any information which Lender may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the businesses and operations of each Restricted Person. Each Restricted Person will permit representatives appointed by Lender (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and will permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender or Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. Notice of Material Events and Change of Address. Parent and Borrower will promptly notify Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

         (a) the occurrence of any Material Adverse Change;

         (b) the occurrence of any Default;

         (c) any claim of $500,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against Borrower with respect to any Restricted Person or any Collateral; and

         (d) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Parent and Borrower will also notify Lender and Lender's counsel in writing at least thirty days prior to the date that Parent or any other Restricted Person changes its name or the location of its place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Lender and its counsel to prepare the same. Parent hereby notifies Lender that subsequent to the Borrower merger, the LLC shall be known as "PetroQuest Energy, L.L.C." and Parent shall be the sole member of the LLC.

         Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change (provided that this sentence shall not be deemed to prohibit the Borrower Merger).

         Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within one hundred twenty (120) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section 6.8. Insurance. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers.

         Section 6.9. Performance on Other Person's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Lender may pay the same. Borrower shall immediately reimburse Lender for any such payments and each amount paid by Lender shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Lender.

         Section 6.10. Interest. Borrower hereby promises to Lender to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify Lender) which Borrower has in this Agreement promised to pay to Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, will conduct its business and affairs in compliance with all Laws applicable thereto and will maintain its good standing all licenses required by any governmental authority that may be necessary to carry on its general business objects and purposes.

         Section 6.12. Evidence of Compliance. Parent will furnish to Lender at Parent's expense all evidence which Lender from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.13. Guaranties of Subsidiaries. Each Subsidiary of Parent (other than the Corporation or the LLC) now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Lender, execute and deliver to Lender an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Lender in form and substance. Parent will cause each of such Subsidiaries to deliver to Lender, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Lender and its counsel that such Subsidiary has taken all corporate, limited liability company, or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

         Section 6.14. Perfection and Protection of Security Interests and Liens. Parent and Borrower will from time to time deliver, and will cause any other Restricted Person to deliver to Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Restricted Persons in form and substance satisfactory to Lender, which Lender requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.15. Agreement to Deliver Security Documents. Parent and Borrower agree to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Lender in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Lender for the purpose of granting, confirming, and perfecting second and prior liens or security interests in any oil and gas properties and interests, together with all associated equipment, production, production proceeds and other real or personal property, hereafter owned or acquired by any Restricted Person. Parent and Borrower also agree to deliver, whenever requested by Lender in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Lender with respect to any Restricted Person's properties and interests designated by Lender, based upon abstract or record examinations to dates acceptable to Lender and (a) stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Lender may request.

         Section 6.16. Environmental Matters; Environmental Reviews.

                  (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to it and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

                  (b) Each Restricted Person will promptly furnish to Lender upon receipt of request therefor from Lender all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person, or of which it has notice, pending or threatened against any Restricted Person, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

                  (c) Each Restricted Person will promptly furnish to Lender upon receipt of request therefor from Lender all requests for information, notices of claim, demand letters, and other notifications, received by any Restricted Person in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

                  (d) On or before January 31, 2001, Restricted Persons shall deliver to Lender an update prepared by Pilko & Associates, Inc. to the Environmental Assessment of PetroQuest Energy, Inc. dated June 19, 2000 prepared by Pilko & Associates, Inc.

                  (e) On or before February 28, 2001, Restricted Persons shall deliver to Lender a Phase I Environmental Report concerning the SS Block 72 Field prepared by Pilko & Associates, Inc.

         Section 6.17. Borrower Merger. Each of Parent and the LLC agrees to deliver to Lender immediately upon the consummation of the Borrower Merger such deeds of trust, mortgages, security agreements, financing statements, promissory notes, and amendments or supplements to the Loan Documents as Lender may deem necessary or appropriate in form and substance acceptable to Lender for the purpose of confirming Parent's and the LLC's obligations under the Loan Documents and re-perfecting all Liens granted by Parent, the Corporation, or the LLC prior to the Borrower Merger under the Security Documents.

                  ARTICLE VII - Negative Covenants of Borrower

         To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Advances, each of Parent and Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

         Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

         (a) the Obligations;

         (b) Indebtedness outstanding under the instruments and agreements described as the Disclosure Schedule;

         (c) Indebtedness arising under any Hedging Contract permitted under
Section 7.3;

         (d) the Senior Debt;

         (e) Liabilities with respect to the Hibernia Letters of Credit; and

         (f) intercompany loans among any of Parent, Borrower, and any of Parent's Subsidiaries that has become a Guarantor in compliance with Section 6.13.

         Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following ("Permitted Liens"):

         (a) Liens which secure Obligations and/or Senior Debt; and

         (b) Liens for taxes, Liens securing lessors' royalties arising by statute or under the terms of a lease, and mechanics', materialmen's, operators' and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only obligations which are not delinquent or which are being contested as provided in Section 6.7.

         Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, except contracts entered into with the purpose and effect of fixing prices on no more than 75% of the oil or gas expected to be produced from wells identified as "proved developed producing" in the Initial Engineering Report by such Restricted Person during the term of such Hedging Contract, provided that at all times: (a) no such contract requires any Restricted Person to put up money, assets, letters of credit (other than the Hibernia Letters of Credit) or other security against the event of its nonperformance prior to actual default by such Person in performing its obligations thereunder, and (b) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who at the time the contract is made has long-term obligations which have an investment grade rating.

         Section 7.4. Limitation on Mergers, Issuances of Securities, Subsidiary Assets. Except for the Borrower Merger or as expressly provided in this section no Restricted Person will merge or consolidate with or into any other Person without the prior consent of Lender. No Subsidiary of Parent which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein. Other than common stock of Parent or options, warrants, or other rights to acquire common stock of Parent, no Restricted Person will issue any equity interests in it or other securities or any options, warrants, or other rights to acquire such interest.

         Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except:

         (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

         (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

         (c) interests in oil and gas leases, or portions thereof (if released or abandoned but not otherwise sold or transferred) which individually are valued at $500,000 or less and in the aggregate are valued at $5,000,000 or less (such values to be determined by reference to the most recent engineering report delivered by Restricted Persons to Lender), so long as no well situated on the property transferred or located on any unit containing all or any part thereof, is capable (or is subject to being made capable through commercially feasible operations) of producing oil, gas or other hydrocarbons or minerals in commercial quantities;

         (d) assignments of overriding royalty interests, not exceeding 1.0%, proportionately reduced, for the benefit of employees of any Restricted Person (provided, however, that nothing contained in this Section 7.5(d) shall prohibit Restricted Persons' compliance with the employment agreements described on the Disclosure Schedule); and

         (e) assignments or conveyances of interests in oil and gas leases (other than those constituting Collateral) (including overriding royalty interests, net profits interests, production payments, and working interests) acquired by any Restricted Person after the date hereof, which assignments are made pursuant to (i) areas of mutual interest provisions of joint operating agreements, exploration agreements, development agreements, participation agreements or other agreements; (ii) contractual obligations of Restricted Persons existing on the date hereof; and (iii) agreements, existing as of the date of such Restricted Person's acquisition of such oil and gas leases for assignment of interests therein, including reservations by, or consideration to, the farmors, assignors, or grantors of such oil and gas leases; provided in each case that no well has been spudded on any such lease since such Restricted Person's acquisition thereof and that no Proved Reserves are attributable thereto.

No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         Section 7.6. Limitation on Distributions and Redemptions. No Restricted Person will make any Distribution. No Restricted Person will directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or other equity interest in any Restricted Person (whether such stock or interests are now or hereafter issued, outstanding, or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person.

         Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (c) make any acquisitions of or capital contributions to or other Investments in any Person, other than Permitted Investments, or (d) make any significant acquisitions or investments in any properties other than oil and gas properties or assets used in the exploration or development of oil and gas. As used in this section and the following Section 7.8, "Permitted Investments" means Cash Equivalents, loans to Parent, Borrower, or any Guarantor that is a Subsidiary of Borrower, and capital contributions or other equity investments in Borrower or any Guarantor that is a Subsidiary of Parent.

         Section 7.8. Limitation on Credit Extensions. Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

         Section 7.9. Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its Subsidiaries.

         Section 7.10. Certain Contracts; ERISA. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender or Lender under or acquired pursuant to any Security Documents. No Restricted Person has any ERISA Plan or is obligated to contribute to any ERISA Plan including any "multiemployer plan" as defined in Section 4001 of ERISA, except as described on the Disclosure Schedule.

                  ARTICLE VIII - Events of Default and Remedies

         Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Any Restricted Person fails to pay any Obligation within one Business Day after such Obligation becomes due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise.

         (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document.

         (c) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4, 6.17, or Article VII.

         (d) Any Restricted Person fails (other than as referred to in subsections (a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Lender to Borrower.

         (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Lender.

         (f) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to such Restricted Person or to Parent and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument.

         (g) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $100,000 (other than Indebtedness, the enforceability of which is being contested in good faith by appropriate proceedings), or (ii) materially breaches or materially defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor.

         (h) Any Restricted Person:

                  (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

                  (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 (not covered by insurance satisfactory to Lender in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral the value of which exceeds $200,000, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside.

         (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount).

         (j) Any Termination Event occurs.

         (k) Any Change in Control occurs.

         (l) Any "Default" or "Event of Default" or breach occurs under any document governing or securing the Senior Debt.

Upon the occurrence of an Event of Default described in subsection (h)(i),
(h)(ii) or (h)(iii) of this section with respect to either the Corporation or the LLC, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower, Parent, and each other Restricted Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Lender at any time and from time to time may, without notice to Borrower, Parent, or any other Restricted Person, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand, default, or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower, Parent, and each other Restricted Person who at any time ratifies or approves this Agreement.

         Section 8.2. Remedies. If any Default shall occur and be continuing, Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                           ARTICLE IX - Miscellaneous

         Section 9.1. Waivers and Amendments; Acknowledgments.

         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing (which may be delivered by any means set out in Section 9.3) and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle such Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by such party.

         (b) Acknowledgments and Admissions. Each Restricted Person hereby represents, warrants, acknowledges and admits that (i) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (ii) there are no representations, warranties, covenants, undertakings or agreements by Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) Lender has no fiduciary obligation toward any Restricted Person with respect to any Loan Document or the transactions contemplated thereby, (iv) the relationship pursuant to the Loan Documents between the Restricted Persons, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (v) no partnership or joint venture exists with respect to the Loan Documents between the Restricted Persons and Lender, (vi) should an Event of Default or Default occur or exist, Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (vii) without limiting any of the foregoing, no Restricted Person is relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (viii) Lender has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES

AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 9.2. Survival of Agreements; Cumulative Nature. All of the various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by the Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 9.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to the parties hereto at the address for such Person specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given
(a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail.

         Section 9.4. Payment of Expenses; Indemnity.

         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of Parent and Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Lender, including attorneys' fees, engineering fees (whether for work by Lender's in-house petroleum engineer or independent petroleum engineers), travel costs and miscellaneous expenses, in connection with (A) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (B) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (C) the borrowing hereunder and other action reasonably required in the course of administration hereof, (D) monitoring or confirming (or preparation or negotiation of any document related to) Restricted Persons' compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of Lender's exercise of its rights thereunder.

         (b) Indemnity. Each of Parent and Borrower agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Lender growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of Borrower any Restricted Person or Lender with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER,

provided only that Lender shall not be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Parent or any of its Affiliates) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender" shall refer not only to Lender but also each director, officer, agent, attorney, employee, representative and Affiliate of Lender.

         Section 9.5. Joint and Several Obligations; Parties in Interest. All Obligations which are incurred by two or more Restricted Persons shall be their joint, several, and solidary obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person will assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lender.

         Section 9.6. Assignments and Participations. Lender may assign all or a portion of its rights and obligations under this Agreement.

         Section 9.7. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF LOUISIANA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF PARENT, THE CORPORATION, AND THE LLC HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RESTRICTED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF LOUISIANA AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OTHER RESTRICTED PERSON IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER LOUISIANA OR FEDERAL LAW.

         Section 9.8. Limitation on Interest. Lender, Restricted Persons, and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to contract for, charge, collect or receive excessive or unearned interest or finance charges in the event the maturity of any Obligation is accelerated or upon the occurrence of any other event. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts that constitute interest are in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise charge, receive, or collect, or any Person shall pay, moneys which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted by applicable Law then in effect, then all sums that constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge, collect, or receive the maximum amount of interest permitted under applicable Law. As used in this section the term "applicable Law" means the Laws of the State of Louisiana including the Laws of the United States of America, as such Laws now exist or may be changed or amended or come into effect in the future.

         Section 9.9. Termination; Limited Survival. In their sole and absolute discretion Parent and Borrower may at any time that no Obligations are owing elect in a written notice delivered to Lender to terminate this Agreement. Upon receipt by Lender of such a notice, if no Obligations are then owing, this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, and any Obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Parent and Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

         Section 9.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 9.11. Counterparts; Fax. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement and the other Loan Documents may be validly executed and delivered by telecopy or other electronic transmission.

         Section 9.12. Waiver of Punitive Damages, etc. EACH OF PARENT, BORROWER, AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (B) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND

CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                   PETROQUEST ENERGY, INC.,
                                   a Delaware corporation

                                   By: /s/ Charles T. Goodson
                                       -----------------------------------------
                                       Name:  Charles T. Goodson
                                       Title: Chairman of the Board and Chief
                                              Executive Officer

                                   Address: 400 East Kaliste Saloom Rd.,
                                            Suite 3000
                                            Lafayette, LA 70508
                                            Tel. (337) 266-1158
                                            Fax (337) 232-0044


                                   PETROQUEST ENERGY, INC.,
                                   a Louisiana corporation

                                   By: /s/ Charles T. Goodson
                                       -----------------------------------------
                                       Name:  Charles T. Goodson
                                       Title: Chairman of the Board and Chief
                                              Executive Officer

                                   Address: 400 East Kaliste Saloom Rd.,
                                            Suite 3000
                                            Lafayette, LA 70508
                                            Tel. (337) 266-1158
                                            Fax (337) 232-0044


                                   PETROQUEST ENERGY ONE, L.L.C.,
                                   a Louisiana limited liability company

                                   By: PETROQUEST ENERGY, INC., a Louisiana
                                       corporation, its sole member

                                   By: /s/ Charles T. Goodson
                                       -----------------------------------------
                                       Name:  Charles T. Goodson
                                       Title: Chairman of the Board and Chief
                                              Executive Officer

                                   Address: 400 East Kaliste Saloom Rd.,
                                            Suite 3000
                                            Lafayette, LA 70508
                                            Tel. (337) 266-1158
                                            Fax (337) 232-0044

                                   ENCAP ENERGY FUND CAPITAL FUND, III, L.P.

                                   By: ENCAP INVESTMENTS L.L.C., General Partner


                                       By: /s/ D. Martin Phillips
                                           ------------------------------------
                                           D. Martin Phillips
                                           Managing Director

                                   Address:

                                           1100 Louisiana, Suite 3150
                                           Houston, Texas  77002
                                           Attention: Sean Smith

                                           Telephone: 713-696-6100
                                           Fax: 713-659-6130